Bell Canada
1 Carrefour Alexander-Graham-Bell
Building A7
Verdun (Québec)
H3E 3B3

[BELL LOGO]

Alain F. Dussault
Corporate Secretary – BCE & Bell
Telephone: 514 786-3891
Facsimile: 514 766-8161
alain.dussault@bell.ca

VIA SEDAR AND EDGAR

May 10, 2013

TO:
British Columbia Securities Commission,
Corporate Finance Department
Alberta Securities Commission
Saskatchewan Financial Services Commission,
Securities Division
Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland & Labrador

RE:	BCE Inc.

Report of Voting Results pursuant to section 11.3 of National Instrument 51-102  — Continuous Disclosure Obligations (“NI 51-102”)

Following the 2013 annual general meeting of shareholders of BCE Inc. (the “Corporation”) held on May 9, 2013 (the “Meeting”), and in accordance with section 11.3 of NI 51-102, we hereby advise you of the following voting results obtained at the Meeting.

1.	Election of Directors

A ballot was conducted with respect to the election of directors. According to proxies received and ballots cast, the following individuals were elected as directors of the Corporation until the next annual shareholder meeting, with the following results:

NAME OF NOMINEE	VOTES FOR	%	VOTES WITHHELD	%

Barry K. Allen	319,235,342	96.94	10,088,335	3.06
André Bérard	319,056,329	96.88	10,259,041	3.12
Ronald A. Brenneman	319,911,275	97.11	9,515,485	2.89
Sophie Brochu	324,225,219	98.45	5,101,541	1.55
Robert E. Brown	324,126,090	98.44	5,129,569	1.56
George A. Cope	324,035,790	98.39	5,291,920	1.61
David F. Denison	325,848,028	98.94	3,479,260	1.06
Anthony S. Fell	318,829,896	96.81	10,494,548	3.19
Edward C. Lumley	325,488,440	98.83	3,838,620	1.17
Thomas C. O’Neill	323,597,596	98.26	5,729,622	1.74
James Prentice	325,322,738	98.78	4,004,962	1.22
Robert C. Simmonds	326,357,901	99.10	2,966,533	0.90
Carole Taylor	319,883,305	97.13	9,441,478	2.87
Paul R. Weiss	325,030,450	98.70	4,294,817	1.30

.../2

2.	Appointment of Auditors

A ballot was conducted with respect to the appointment of Deloitte LLP as the Corporation’s Auditors. According to proxies received and ballots cast, Deloitte LLP was appointed the Corporation’s Auditors with the following results:

Votes For : 342,593,676 (96.78%)
Votes Withheld : 11,395,383 (3.22%)

3.	Executive Compensation

A ballot was conducted with respect to the advisory resolution on executive compensation. According to proxies received and ballot cast, the proposal was approved with the following results:

Votes For : 308,705,682 (93.76%)
Votes Against : 20,556,963 (6.24%)

4.	Shareholder Proposal No. 1

A ballot was conducted with respect to shareholder proposal no. 1 – Equity Ratio. The proposal was defeated with the following results:

Votes For : 14,755,630 (4.48%)
Votes Against : 311,542,234 (94.61%)
Votes Abstain: 2,988,657 (0.91%)

5.	Shareholder proposal no. 2

A ballot was conducted with respect to shareholder proposal no. 2 — Critical Mass of Qualified Women on Board of Directors. The proposal was defeated with the following results:

Votes For : 12,286,378 (3.73%)

Votes Against : 313,944,252 (95.33%)

Votes Abstain: 3,091,605 (0.94%)

6.	Shareholder proposal no. 3

A ballot was conducted with respect to the shareholder proposal no. 3 – Post-Executive Compensation Advisory Vote Disclosure. The proposal was defeated with the following results:

Votes For : 16,124,574 (4.90%)

Votes Against : 309,353,425 (93.95%)

Votes Abstain: 3,813,594 (1.16%)

7.	Shareholder proposal no. 4

A ballot was conducted with respect to shareholder proposal no. 4. — Risk Management Committee. The proposal was defeated with the following results:

Votes For : 22,210,369 (6.74%)

Votes Against : 304,285,197 (92.40%)

Votes Abstain : 2,833,141 (0.86%)

.../3

8.	Shareholder proposal no. 5

A ballot was conducted with respect to shareholder proposal no. 5. — Diversity Policies And Initiatives. The proposal was defeated with the following results:

Votes For : 18,137,099 (5.51%)
Votes Against : 307,859,473 (93.50%)
Votes Abstain : 3,279,634 (1.00%)

Yours truly,

(signed) Alain F. Dussault
Corporate Secretary
BCE Inc.